Christopher J Stringer

1-5110 Alderfeild Place

West Vancouver, BC

V7W 2W7, Canada

June 12, 2008

Steven Peacock

CEO

Board of Directors

ActionView International, Inc.

Mr. Peacock:

Please accept this letter representing my resignation from the Board of Directors of ActionView International, Inc. effective the close of business, June 12, 2008.  My resignation does not reflect any disagreement wit management or the direction of the Company but, rather, reflects the natural course of events necessary to consummate the share exchange agreement with Jim Palmer Trucking, Inc. in the coming weeks.

While I regret that the original business model did not provide sustainable, I feel that the future prospects for the Company in its new direction will be beneficial to the Company’s existing shareholders.

Please know that I am at your disposal to assist in any way to ensure a smooth transition for new management and a successful merger with Jim Palmer Trucking.

Best Personal Regards,

/s/ Chris Stringer

Chris Stringer

Chairman, ActionView International, Inc.